SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_| Preliminary Proxy Statement              |_|  Confidential, For Use of
                                                  the Commission Only (as
|_| Definitive Proxy Statement                    permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|X| Soliciting Material Under Rule 14a-12

                                   AT&T Corp.
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                (Name of Registrant as Specified In Its Charter)

                              Comcast Corporation
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     |_| Fee paid previously with preliminary materials.

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     |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


     The following key events in Comcast history were posted on Comcast's website:


COMCAST

                         KEY EVENTS IN COMCAST HISTORY

1963 Company founded by Ralph J. Roberts, Daniel Aaron and Julian A. Brodsky with purchase of 1,200-subscriber cable system in Tupelo, MS.

1969 Company renamed Comcast Corporation from American Cable Systems and incorporated in Pennsylvania.

1972     First public stock offering, stock traded on the NASDAQ Stock Market.

1986 Comcast doubled in size to 1,200,000 cable customers with the purchase of 26% of Group W Cable.

1986     Comcast made a founding investment in QVC.

1988 Comcast purchased 50% of Storer Communications, Inc., raising the number of Comcast subscribers to over 2 million and making Comcast the fifth largest cable operator.

1988 Comcast entered the cellular telecommunications field with the purchase of American Cellular Network Corporation (AMCELL), whose New Jersey and Delaware service territory covered a population of 2 million.

1990     Brian L. Roberts elected President of Comcast Corporation.

1992 Comcast combined its AMCELL properties with those of Metrophone, tripling the population area served to 7 million.

1994 Acquired Maclean Hunter's U.S. cable operations to add 550,000 customers and become the third largest cable operator with approximately 3.3 million customers.

1995 Comcast purchased a 57% stake in QVC and assumed management of the world's leading electronic retailer.

1995 Announced the acquisition of E.W. Scripps cable systems, adding 800,000 subscribers and bringing Comcast's customer total to 4.3 million.

1995     Brian L. Roberts named NCTA chairman.

1996 Comcast formed Comcast-Spectacor, a sports venture owning and operating the NHL Philadelphia Flyers, the NBA Philadelphia 76ers, the First Union Spectrum and the First Union Center. Announced the formation of a regional sports channel, Comcast SportsNet.

1997     Microsoft invested $1 billion in Comcast.

1997 Comcast acquired a 40% controlling interest in E! Entertainment in a partnership with Disney.

1998     Comcast Cable announced the acquisition of Jones Intercable, Inc. for
         1.1 million additional customers.

1998 Comcast announced the acquisition of 406,000 subscribers from Prime Communications.


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


1998     Comcast U.K. Cable Partners sold to NTL, Inc.

1999 Comcast Cellular sold to SBC Communications of San Antonio, TX for $1.7 billion.

1999 Comcast acquired Greater Philadelphia Cablevision, Inc., a subsidiary of Greater Media, Inc. serving 79,000 cable customers in Philadelphia.

1999 Comcast and MediaOne announced a $60 billion merger. When the merger agreement was terminated, Comcast received a $1.5 billion termination fee and announced an agreement to acquire 2 million AT&T subscribers.

1999 Comcast Interactive Capital Group formed by Comcast veteran Julian A. Brodsky to make technology and Internet related investments.

2000 Comcast completed the acquisition of Lenfest Communications, Inc., adding approximately 1.3 million cable subscribers.

2000 Comcast completed cable system swaps with Adelphia and AT&T, gaining Adelphia customers in Florida, Indiana, Michigan, New Jersey, New Mexico and Pennsylvania and AT&T customers in Florida, Michigan, New Jersey, Pennsylvania and Washington, D.C.

2001 Comcast completed the acquisition of Home Team Sports and combined it with Comcast SportsNet under a new division titled "Comcast Regional Sports Television."

2001 Comcast completed the acquisition of select AT&T cable systems in six states adding 595,000 customers.

2001 Comcast acquired an option to purchase Outdoor Life Network from Fox Cable Networks.

2001 Comcast completed the acquisition of controlling interest in The Golf Channel.

2001 Comcast completed the acquisition of 115,000 AT&T subscribers in Baltimore, MD.


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


   Note: The following notice is included to meet certain legal requirements:

                           FORWARD-LOOKING STATEMENTS

     This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Comcast Corporation ("Comcast") wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Comcast. Factors that could cause actual results to differ materially include, but are not limited to: (1) the businesses of Comcast and AT&T Broadband may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the transaction may not be fully realized or realized within the expected time frame; (3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; (5) the regulatory approvals required for the transaction may not be obtained on the proposed terms or on the anticipated schedule; (6) the effects of legislative and regulatory changes; (7) the potential for increased competition; (8) technological changes; (9) the need to generate substantial growth in the subscriber base by successfully launching, marketing and providing services in identified markets; (10) pricing pressures which could affect demand for Comcast's services; (11) Comcast's ability to expand its distribution; (12) changes in labor, programming, equipment and capital costs; (13) Comcast's continued ability to create or acquire programming and products that customers will find attractive; (14) future acquisitions, strategic partnerships and divestitures; (15) general business and economic conditions; and (16) other risks described from time to time in Comcast's periodic reports filed with the Securities and Exchange Commission (the "Commission").


                             ADDITIONAL INFORMATION

     Subject to future developments, Comcast may file with the Commission (i) a preliminary proxy statement for solicitation of proxies from the shareholders of AT&T Corp. ("AT&T") in connection with AT&T's special meeting which is scheduled to take place in September 2001 and (ii) a registration statement to register the Comcast shares to be issued in the proposed transaction. Investors and security holders are urged to read the proxy statement and registration statement (when and if available) and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when and if available) and other relevant documents at the Commission's Internet web site at www.sec.gov. The proxy statement and registration statement (when and if available) and such other documents may also be obtained free of charge from Comcast by directing such request to: Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, Attention: General Counsel.

     Comcast, its directors and certain other Comcast employees and advisors may be deemed to be "participants" in Comcast's solicitation of proxies from AT&T's shareholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in a filing made by Comcast with the Commission pursuant to Rule 14a-12 on July 9, 2001.


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